SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	May 2, 2015

                                BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION	(COMMISSION	(I.R.S. EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska		68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

                                 (402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2015, Berkshire Hathaway Inc. held an annual meeting of its shareholders. The only agenda item for the meeting was the election of Directors. The vote of the Company’s Class A and Class B common shareholders voting together as a single class with respect to the election of Directors is shown below. Following are the votes cast for and against each Director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	662,816	3,604
Charles T. Munger	657,773	8,647
Howard G. Buffett	659,464	6,956
Stephen B. Burke	665,530	890
Susan L. Decker	663,661	2,759
William H. Gates III	664,667	1,753
David S. Gottesman	664,998	1,422
Charlotte Guyman	664,069	2,351
Thomas S. Murphy	662,776	3,644
Ronald L. Olson	659,073	7,347
Walter Scott, Jr.	659,305	7,115
Meryl B. Witmer	665,370	1,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2015	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg Senior Vice President and Chief Financial Officer